UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2012

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA	0-23264	35-1542018
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2012, subsidiaries of Emmis Communications Corporation (collectively, “Emmis” or the “Company”) entered into a First Amendment to Put and Call Agreement (the “Amendment”) with a subsidiary of Grupo Radio Centro, S.A.B. de C.V. (“GRC”) and certain of its “Qualified Designees” (as defined in the Put and Call Agreement dated April 3, 2009 (the “Put and Call Agreement”)). On April 3, 2009, Emmis and GRC had entered into a seven year Local Programming and Marketing Agreement (“LMA”) under which GRC has provided programming for radio station KXOS-FM (f/k/a KMVN-FM), Los Angeles, CA (the “Station”). At the same time, Emmis and GRC entered into the Put and Call Agreement under which GRC has the right to purchase the Station for $110 million at any time during the term of the LMA and Emmis has the right to require GRC to purchase the Station for the same amount at the end of the term of the LMA. The First Amendment effectively gives the Qualified Designees the right to purchase the Station for $85.5 million dollars provided that the purchase closes on or before March 27, 2013. The LMA will remain in effect until the closing of the purchase. If the closing does not occur on or before March 27, 2013, the LMA will continue to remain in effect, the call option exercised by the Qualified Designees will terminate and the amendments to the Put and Call set forth in the Amendment will be null and void (i.e., the purchase price for the Station will revert to $110 million). Any closing under the Amendment is subject to customary representations, warranties, covenants and conditions, including FCC approval for which transfer applications have been filed.

The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the Amendment, which is filed with this report as Exhibit 10.1.

Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT #	DESCRIPTION
10.1	First Amendment to the Put and Call Agreement, dated April 12, 2009, between KMVN, LLC, KMVN License, LLC, Grupo Radio Centro LA, LLC., 93.9 Holdings, Inc. and 93.9 License, LLC.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: April 13, 2012	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President, General Counsel and Secretary